AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into effective as of February 15, 2018 and serves to amend the Employment Agreement entered into by and between Holly Brothers Pictures, Inc., a Nevada corporation (“Company”), and Brent Willson (“Executive”), on January 29, 2018 (the “Agreement”).  All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

For full and valuable consideration, the receipt of which is acknowledged by the parties, the parties hereby agree to amend the Agreement as follows:

1.

Section 2(a) of the Agreement is hereby amended and restated as follows:

“Base Salary.  The Company shall pay to Executive an annual base salary of (“Base Salary”) of $50,000 which amount will be paid in accordance with the Company’s normal payroll procedures.”

2.

All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the date written above.

Holly Brothers Pictures, Inc.

By: /s/ Steve Bond

Name: Steve Bond

Title:   Chief Financial Officer

Brent Willson

By: /s/ Brent Willson